Exhibit 5.1

haynesboone

April 1, 2010

Resaca Exploitation, Inc.

1331 Lamar, Suite 1450

Houston, Texas 77010

Re: Resaca Exploitation, Inc., Registration Statement on Form S-4 (Registration No. 333-162652)

Ladies and Gentlemen:

We have acted as counsel to Resaca Exploitation, Inc., a Texas corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-4, as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) constituting the maximum number of Shares of Common Stock issuable by the Company upon consummation of the merger (the “Merger”) of Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Cano Petroleum, Inc., a Delaware corporation (“Cano”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 29, 2009 by and among the Company, Merger Sub and Cano, such Shares being issued in exchange for shares of common stock of Cano outstanding immediately prior to the effective time (the “Effective Time”) of the Merger. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that upon delivery of the Shares upon consummation of the Merger, valid book entry notations for the issuance of such Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials, certificates of officers of the Company and the representations and warranties of Cano and the Company in the Merger Agreement, all of which we assume to be true, correct and complete, and we assume compliance by the parties to the Merger Agreement with the covenants therein.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that, when (a) the Registration Statement relating to the Shares has become effective under the Act, (b) the shareholders of the Company have approved the issuance of the Shares pursuant to the Merger Agreement, (c) the stockholders of Cano have approved and adopted the Merger Agreement, (d) the other conditions to effectuation of the Merger by the parties to the Merger Agreement as specified in the Merger Agreement have been satisfied, and (e) a certificate of merger in respect of the Merger has been duly filed with the Secretary of State of the State of Delaware, the Shares will be duly authorized and, when duly issued and delivered in accordance with the terms and conditions of the Merger Agreement at the Effective Time, will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.    We express no opinion as to the laws of any jurisdiction, other than the laws of the State of Texas, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

B.    This opinion letter is (i) rendered solely for your information and assistance in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent and (ii) limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ /HAYNES AND BOONE, LLP/